ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Exhibit 99.1

Alta Equipment Group Announces Third Quarter 2026 Financial Results

Third Quarter Financial Highlights:

•
Total revenues decreased $5.2 million year over year to $417.4 million. On an organic basis*, revenues decreased $2.8 million year over year, or 0.7%
•
Material Handling equipment bookings increased 67% year over year, with backlog continuing to grow
•
Construction Equipment segment revenue increased $12.2 million year over year to $253.8 million
•
New and used equipment sales gross profit margin increased 60 basis points year over year
•
Service gross profit percentage increased 250 basis points year over year to 61.5%
•
Operating expenses decreased by $2.9 million year over year to $110.1 million
•
Interest expense decreased $2.5 million year over year to $19.9 million in the quarter
•
Rental fleet gross book value decreased $57.9 million year over year to $508.9 million
•
Net cash provided by operating activities of $58.8 million year to date
•
Net loss available to common stockholders of $(12.2) million
•
Basic and diluted net loss per share of $(0.37)
•
Adjusted basic and diluted pre-tax net loss per share* of $(0.19), an improvement of $0.16 per share versus prior year
•
Adjusted EBITDA* increased $3.2 million year over year to $44.9 million

Livonia, MI. – November 9, 2026 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta”, "we", "our" or the “Company”), a leading provider of premium material handling, construction and environmental processing equipment and related services, today announced financial results for the third quarter ended September 30, 2026.

CEO Comment:

Ryan Greenawalt, Chief Executive Officer of Alta, said “Our third quarter results reflect the progress we are making to generate stronger earnings and returns from a more efficient capital base. Adjusted EBITDA increased approximately 8% year over year to $44.9 million despite a meaningfully smaller investment in rental fleet and inventory. Since year-end, we have reduced the combined carrying value of inventory and net rental fleet by approximately $45 million. Additionally, we lowered adjusted total net debt and floor plan payables by approximately $20 million in the quarter and reduced third quarter operating expenses by $2.9 million year over year. These actions are translating into improved profitability, lower interest expense, stronger cash generation and better returns on invested capital, and they remain central to how we will manage the business going forward.”

Mr. Greenawalt continued, “Within Material Handling, the improvement in demand that we began to see earlier this year continued during the third quarter, with bookings increasing 67% year over year and backlog continuing to grow. We believe this strength reflects improving industry conditions and customers beginning to address pent-up replacement needs following an extended period of fleet replacement deferrals. While the pace at which new equipment backlog is converting to revenues has been slower than we expected, we view this primarily as a timing issue rather than a change in underlying customer demand. As throughput improves, we expect the significant increase in bookings and backlog to translate into higher equipment deliveries and revenues. We believe this provides improved visibility and a meaningful base of future revenues as we move through the fourth quarter and into 2027. Our Construction Equipment segment’s performance this year is a particularly good example of our focus on capital efficiency. During the quarter, the segment generated 5.0% year-over-year revenue growth and 11.2% Adjusted EBITDA growth while operating with approximately $78 million less in period-end assets than a year ago. This is an important proof point for the work we have done to improve fleet utilization, optimize inventory, and focus the organization on returns on capital deployed.”

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

In conclusion, Mr. Greenawalt said, “Looking ahead, infrastructure spending and state DOT budgets remain supportive across our markets while the strength in Material Handling bookings and backlog provides an additional source of momentum entering 2027. Combined with the progress we have made on our cost structure, working capital, and balance sheet, we believe these trends will allow Alta to enter next year from a position of strength.”

Full Year 2026 Financial Guidance and Other Financial Notes:

•
The Company revised its guidance range and now expects to report Adjusted EBITDA* between $165.0 million and $170.0 million for the 2026 fiscal year.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED RESULTS OF OPERATIONS (Unaudited)

(amounts in millions unless otherwise noted)

	Three Months Ended September 30,		Increase (Decrease)		Nine Months Ended September 30,		Increase (Decrease)
	2026	2025	2026 versus 2025		2026	2025	2026 versus 2025
Revenues:
New and used equipment sales	$204.0	$211.1	$(7.1)	(3.4)%	$673.0	$698.4	$(25.4)	(3.6)%
Parts sales	76.3	75.3	1.0	1.3%	223.1	222.9	0.2	0.1%
Service revenues	64.7	66.4	(1.7)	(2.6)%	192.1	197.4	(5.3)	(2.7)%
Rental revenues	47.5	48.4	(0.9)	(1.9)%	131.0	137.0	(6.0)	(4.4)%
Rental equipment sales	24.9	21.4	3.5	16.4%	84.2	71.1	13.1	18.4%
Total revenues	417.4	422.6	(5.2)	(1.2)%	1,303.4	1,326.8	(23.4)	(1.8)%
Cost of revenues:
New and used equipment sales	172.2	179.5	(7.3)	(4.1)%	569.8	596.1	(26.3)	(4.4)%
Parts sales	51.0	47.6	3.4	7.1%	149.2	145.9	3.3	2.3%
Service revenues	24.9	27.2	(2.3)	(8.5)%	74.8	79.7	(4.9)	(6.1)%
Rental revenues	4.0	6.0	(2.0)	(33.3)%	12.0	16.2	(4.2)	(25.9)%
Rental depreciation	28.2	27.8	0.4	1.4%	78.9	79.7	(0.8)	(1.0)%
Rental equipment sales	19.8	16.7	3.1	18.6%	67.9	54.1	13.8	25.5%
Total cost of revenues	300.1	304.8	(4.7)	(1.5)%	952.6	971.7	(19.1)	(2.0)%
Gross profit	117.3	117.8	(0.5)	(0.4)%	350.8	355.1	(4.3)	(1.2)%
Selling, general and administrative expenses	103.4	105.9	(2.5)	(2.4)%	317.2	314.9	2.3	0.7%
Non-rental depreciation and amortization	6.7	7.1	(0.4)	(5.6)%	20.1	22.2	(2.1)	(9.5)%
Total operating expenses	110.1	113.0	(2.9)	(2.6)%	337.3	337.1	0.2	0.1%
Income from operations	7.2	4.8	2.4	50.0%	13.5	18.0	(4.5)	(25.0)%
Other (expense) income:
Interest expense, floor plan payable – new equipment	(1.6)	(2.6)	1.0	(38.5)%	(5.2)	(8.7)	3.5	(40.2)%
Interest expense – other	(18.3)	(19.8)	1.5	(7.6)%	(53.7)	(57.9)	4.2	(7.3)%
Other income	1.9	—	1.9	NA	3.9	1.7	2.2	129.4%
Gain (loss) on divestitures	—	0.4	(0.4)	NM	(0.5)	4.7	(5.2)	NM
Total other expense, net	(18.0)	(22.0)	4.0	(18.2)%	(55.5)	(60.2)	4.7	(7.8)%
Loss before taxes	(10.8)	(17.2)	6.4	NM	(42.0)	(42.2)	0.2	NM
Income tax expense (benefit)	0.7	24.4	(23.7)	NM	(3.5)	26.4	(29.9)	NM
Net loss	(11.5)	(41.6)	30.1	NM	(38.5)	(68.6)	30.1	NM
Preferred stock dividends	(0.7)	(0.7)	—	—	(2.2)	(2.2)	—	—
Net loss available to common stockholders	$(12.2)	$(42.3)	$30.1	NM	$(40.7)	$(70.8)	30.1	NM
Adjusted EBITDA(1)	$44.9	$41.7	$3.2	7.7%	$121.6	$123.8	$(2.2)	(1.8)%
NM - calculated change not meaningful

(1) Adjusted EBITDA is a non-GAAP measure. Refer below to “Use of Non-GAAP Financial Measures” for a definition of Adjusted EBITDA and "Reconciliation of Non-GAAP Financial Measures" for a reconciliation of our Adjusted EBITDA to net loss, the most comparable U.S. GAAP measure.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Conference Call Information:

Alta management will host a conference call and webcast tomorrow at 8:00 a.m. Eastern Time to discuss and answer questions about the Company’s financial results for the quarter ended September 30, 2026. Additionally, supplementary presentation slides will be accessible on the “Investor Relations” section of the Company’s website at https://investors.altaequipment.com.

Conference Call Details:

What:	Alta Equipment Group Third Quarter 2026 Earnings Call and Webcast
Date:	Tuesday, November 10, 2026
Time:	8:00 a.m. Eastern Time
Live call:	(833) 461-5787
International:	International Dial-In Numbers
Meeting ID:	500034146
Webcast:	https://events.q4inc.com/attendee/500034146

The webcast replay will be archived through November 10, 2027.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in North America. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and other material handling equipment, heavy and compact earthmoving equipment, crushing and screening equipment, environmental processing equipment, cranes and aerial work platforms, concrete and asphalt paving equipment, other construction equipment, and allied products. Alta has operated as an equipment dealership for 42 years and has over 80 total locations across Michigan, Illinois, Indiana, Ohio, Pennsylvania, Massachusetts, Maine, Connecticut, New Hampshire, Vermont, Rhode Island, New York, Virginia, Nevada, and Florida, and the Canadian provinces of Ontario, New Brunswick, and Quebec. Alta offers its customers a one-stop shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altg.com.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Alta’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “momentum,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Alta’s control and are difficult to predict. Some factors that may cause such differences include, but are not limited to: supply chain disruptions and inflationary pressures resulting from supply chain disruptions; labor market dynamics that impact the price and availability of labor; economic, industry, business and political conditions including their effects on governmental policy and government actions that disrupt our supply chain or sales channels, including taxes and tariffs which impact us, our key suppliers or customers; adverse banking and governmental regulations, resulting in a potential reduction to the fair value of our assets; the performance and financial viability of key suppliers, contractors, customers, and financing sources; our key OEM's relative approaches to competitive pricing dynamics in the marketplace and how their approaches impact the competitiveness of the equipment we sell and our market share; the impact of artificial intelligence, cyber or other security threats, or other disruptions to our businesses; fluctuations in interest rate levels and the relative tenor of those levels; increases in our debt obligations and related debt service requirements, and their impact on our liquidity, financial flexibility and ability to fund our operations and growth initiatives; an increase in the cost of diesel and unleaded gasoline where we are unable to hedge or pass through the increase to customers; the demand and market price for our equipment and product support; negative impacts related to customer payments; collective bargaining agreements and our relationship with our union-represented employees; a material increase in the volume of high-cost healthcare claims below our stop-loss insurance limit; our success in identifying acquisition targets and integrating acquisitions; our success in expanding into and doing business in additional markets; our ability to raise capital at favorable terms; the competitive environment for our products and services; our ability to continue to innovate and develop new business lines; our ability to attract and retain key personnel, including, but not limited to, skilled technicians; our ability to maintain our listing on the New York Stock Exchange; our ability to realize the anticipated benefits of acquisitions or divestitures, rental fleet and other organic investments, or internal reorganizations; federal, state, and local government budget uncertainty, especially as it relates to infrastructure projects and taxation; currency risks and other risks associated with international operations; changes in global economic and financial markets; and other risks and uncertainties identified in this presentation or indicated in the section entitled “Risk Factors” in

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Alta’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other filings with the U.S. Securities and Exchange Commission. Alta cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Alta does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States (“GAAP”), we disclose non-GAAP financial measures, including Adjusted EBITDA, Organic revenues, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted basic and diluted pre-tax net income (loss) per share, in this press release because we believe they are useful performance measures that assist in an effective evaluation of our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenues, operating profit, debt, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense (not including floor plan interest paid on new equipment), income taxes, depreciation and amortization, adjusted for certain one-time, non-recurring or non-cash items, and items not necessarily indicative of our underlying operating performance. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-cash, non-recurring, or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. We define organic revenue growth as revenue growth excluding the impact of acquisitions or divestitures that do not appear fully in both periods in the current and prior years. We believe organic revenue growth is a meaningful metric to investors as it provides a more consistent comparison of our revenues across reported periods as well as to industry peers. Management uses Adjusted total net debt and floor plan payables to reflect the Company's estimated financial obligations less cash and floor plan payables on new equipment ("FPNP"). The FPNP is used to finance the Company's new inventory, with its principal balance changing daily as equipment is purchased and sold and the sale proceeds are used to repay the notes. Consequently, in managing the business, management views the FPNP as interest bearing accounts payable, representing the cost of acquiring the equipment that is then repaid when the equipment is sold, as the Company's floor plan credit agreements require repayment when such pieces of equipment are sold. The Company believes excluding the FPNP from the Company's total debt for this purpose provides management with supplemental information regarding the Company's capital structure and leverage profile and assists investors in performing analysis that is consistent with financial models developed by Company management and research analysts. Adjusted total net debt and floor plan payables should be considered in addition to, and not as a substitute for, the Company's debt obligations, as reported in the Company's Consolidated Balance Sheets in accordance with GAAP. Adjusted pre-tax net income (loss) is defined as net income (loss) adjusted to reflect certain one-time, non-cash or non-recurring items, and other items not necessarily indicative of our underlying operating performance. Adjusted basic and diluted pre-tax net income (loss) per share is defined as adjusted pre-tax net income (loss) divided by the weighted average number of basic and diluted shares, respectively, outstanding during the period. Certain items excluded from Adjusted EBITDA, organic revenues, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted basic and diluted pre-tax net income (loss) per share are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure, certain one-time, non-cash or non-recurring items as well as the historic costs of depreciable assets, are not reflected in Adjusted EBITDA or Adjusted pre-tax net income (loss). Our presentation of Adjusted EBITDA, Organic revenues, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted pre-tax basic and diluted net income (loss) per share should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, Organic revenues, Adjusted total net debt and floor plan payables, Adjusted pre-tax net income (loss), and Adjusted basic and diluted pre-tax net income (loss) per share may not be identical to other similarly titled measures of other companies. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

Contact

Investors:
Kevin Inda
SCR Partners, LLC
kevin@scr-ir.com
(225) 772-0254

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(in millions, except share and per share amounts)

	September 30, 2026	December 31, 2025
ASSETS
Cash	$21.8	$18.6
Accounts receivable, net of allowances of $10.5 and $11.3 as of September 30, 2026 and December 31, 2025, respectively	195.8	186.7
Inventories, net	448.3	473.3
Prepaid expenses and other current assets	39.0	31.6
Total current assets	704.9	710.2

NON-CURRENT ASSETS
Property and equipment, net	63.2	73.3
Rental fleet, net	293.8	313.7
Operating lease right-of-use assets, net	108.8	108.3
Goodwill	77.2	77.8
Other intangible assets, net	43.6	48.0
Other assets	7.8	5.0
TOTAL ASSETS	$1,299.3	$1,336.3

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Floor plan payable – new equipment	$237.9	$241.0
Floor plan payable – used and rental equipment	87.8	72.3
Current portion of long-term debt	10.6	11.0
Accounts payable	88.0	77.7
Customer deposits	13.5	15.0
Accrued expenses	52.7	45.3
Current operating lease liabilities	14.2	15.0
Current deferred revenue	14.9	13.7
Other current liabilities	3.1	4.0
Total current liabilities	522.7	495.0

NON-CURRENT LIABILITIES
Line of credit, net	191.1	211.3
Long-term debt, net of current portion	487.6	484.5
Finance lease obligations, net of current portion	21.4	28.2
Deferred revenue, net of current portion	5.0	5.0
Long-term operating lease liabilities, net of current portion	101.8	100.1
Deferred tax liabilities	12.1	14.6
Other liabilities	4.7	6.4
TOTAL LIABILITIES	1,346.4	1,345.1
STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock, $0.0001 par value per share, 1,000,000 shares authorized, 1,200 shares issued and outstanding at both September 30, 2026 and December 31, 2025 (1,200,000 Depositary Shares representing a 1/1000th fractional interest in a share of 10% Series A Cumulative Perpetual Preferred Stock)	—	—
Common stock, $0.0001 par value per share, 200,000,000 shares authorized; 32,668,114 and 32,153,525 shares issued and outstanding at September 30, 2026 and December 31, 2025, respectively	—	—
Additional paid-in capital	252.1	248.4
Treasury stock at cost, 2,904,614 shares of common stock held at both September 30, 2026 and December 31, 2025	(19.2)	(19.2)
Accumulated deficit	(277.0)	(236.4)
Accumulated other comprehensive loss	(3.0)	(1.6)
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(47.1)	(8.8)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,299.3	$1,336.3

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(in millions, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
New and used equipment sales	$204.0	$211.1	$673.0	$698.4
Parts sales	76.3	75.3	223.1	222.9
Service revenues	64.7	66.4	192.1	197.4
Rental revenues	47.5	48.4	131.0	137.0
Rental equipment sales	24.9	21.4	84.2	71.1
Total revenues	417.4	422.6	1,303.4	1,326.8
Cost of revenues:
New and used equipment sales	172.2	179.5	569.8	596.1
Parts sales	51.0	47.6	149.2	145.9
Service revenues	24.9	27.2	74.8	79.7
Rental revenues	4.0	6.0	12.0	16.2
Rental depreciation	28.2	27.8	78.9	79.7
Rental equipment sales	19.8	16.7	67.9	54.1
Total cost of revenues	300.1	304.8	952.6	971.7
Gross profit	117.3	117.8	350.8	355.1
Selling, general and administrative expenses	103.4	105.9	317.2	314.9
Non-rental depreciation and amortization	6.7	7.1	20.1	22.2
Total operating expenses	110.1	113.0	337.3	337.1
Income from operations	7.2	4.8	13.5	18.0
Other (expense) income:
Interest expense, floor plan payable – new equipment	(1.6)	(2.6)	(5.2)	(8.7)
Interest expense – other	(18.3)	(19.8)	(53.7)	(57.9)
Other income	1.9	—	3.9	1.7
Gain (loss) on divestitures	—	0.4	(0.5)	4.7
Total other expense, net	(18.0)	(22.0)	(55.5)	(60.2)
Loss before taxes	(10.8)	(17.2)	(42.0)	(42.2)
Income tax expense (benefit)	0.7	24.4	(3.5)	26.4
Net loss	(11.5)	(41.6)	(38.5)	(68.6)
Preferred stock dividends	(0.7)	(0.7)	(2.2)	(2.2)
Net loss available to common stockholders	$(12.2)	$(42.3)	$(40.7)	$(70.8)
Basic loss per share	$(0.37)	$(1.31)	$(1.24)	$(2.16)
Diluted loss per share	$(0.37)	$(1.31)	$(1.24)	$(2.16)
Basic weighted average common shares outstanding	32,926,765	32,331,693	32,777,661	32,830,980
Diluted weighted average common shares outstanding	32,926,765	32,331,693	32,777,661	32,830,980

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

	Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES
Net loss	$(38.5)	$(68.6)
Adjustments to reconcile net loss to net cash flows provided by (used in) operating activities
Depreciation and amortization	99.0	101.9
Amortization of debt discount and debt issuance costs	3.6	3.7
Gain on sale of property and rental equipment	(15.9)	(17.0)
Provision for inventory reserves	0.1	1.9
Provision for losses on accounts receivable	2.1	2.9
Loss (gain) on divestitures	0.5	(4.7)
Stock-based compensation expense	2.9	3.1
Changes in deferred income taxes	(2.4)	28.0
Other operating activities	(2.0)	0.1
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable	(13.4)	(18.3)
Inventories	(91.8)	(60.7)
Proceeds from sale of rental equipment - rent-to-sell	72.1	64.3
Prepaid expenses and other assets	(7.9)	(14.1)
Manufacturers floor plans payable	30.8	(28.3)
Accounts payable, accrued expenses, leases, and other operating liabilities	19.6	4.9
Net cash provided by (used in) operating activities	58.8	(0.9)
INVESTING ACTIVITIES
Expenditures for rental equipment	(13.3)	(35.2)
Expenditures for property and equipment and intangibles	(7.5)	(8.1)
Proceeds from sale of property and equipment	1.9	0.4
Proceeds from sale of rental equipment - rent-to-rent	12.1	6.8
Acquisition of business, net of cash acquired	—	(2.9)
Proceeds from divestitures, net	2.3	21.1
Other investing activities	(1.5)	(1.4)
Net cash used in investing activities	(6.0)	(19.3)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	158.4	286.8
Principal payments on long-term debt and finance lease obligations	(186.6)	(244.2)
Proceeds from non-manufacturer floor plan payable	62.5	73.1
Payments on non-manufacturer floor plan payable	(80.2)	(81.3)
Preferred stock dividends paid	(2.2)	(2.2)
Common stock dividends declared and paid	—	(3.9)
Repurchases of common stock	—	(6.5)
Other financing activities	(1.4)	(1.1)
Net cash (used in) provided by financing activities	(49.5)	20.7

Effect of exchange rate changes on cash	(0.1)	0.2
NET CHANGE IN CASH	3.2	0.7

Cash, Beginning of year	18.6	13.4
Cash, End of period	$21.8	$14.1
Supplemental schedule of noncash investing and financing activities:
Noncash asset purchases:
Net transfer of assets from inventory to rental fleet	$97.9	$81.8
Supplemental disclosures of cash flow information
Cash paid for interest	$44.1	$51.9

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)

(in millions, except share and per share amounts)

	September 30,	December 31,
Debt and Floor Plan Payables Analysis	2026	2025
Senior secured second lien notes	$500.0	$500.0
Line of credit	192.9	213.6
Floor plan payable – new equipment	237.9	241.0
Floor plan payable – used and rental equipment	87.8	72.3
Finance lease obligations	32.0	39.2
Total debt	$1,050.6	$1,066.1
Adjustments:
Floor plan payable – new equipment	(237.9)	(241.0)
Cash	(21.8)	(18.6)
Adjusted total net debt and floor plan payables(1)	$790.9	$806.5

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss available to common stockholders	$(12.2)	$(42.3)	$(40.7)	$(70.8)
Depreciation and amortization	34.9	34.9	99.0	101.9
Interest expense	19.9	22.4	58.9	66.6
Income tax expense (benefit)	0.7	24.4	(3.5)	26.4
EBITDA(1)	$43.3	$39.4	$113.7	$124.1
Transaction and consulting costs(2)	—	2.2	(0.1)	2.6
(Gain) loss on divestitures(3)	—	(0.4)	0.5	(4.7)
Share-based incentives(4)	0.9	1.1	2.9	3.1
Other expenses(5)	1.6	1.3	7.6	5.2
Preferred stock dividend(6)	0.7	0.7	2.2	2.2
Showroom-ready equipment interest expense(7)	(1.6)	(2.6)	(5.2)	(8.7)
Adjusted EBITDA(1)	$44.9	$41.7	$121.6	$123.8

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss available to common stockholders	$(12.2)	$(42.3)	$(40.7)	$(70.8)
Transaction and consulting costs(2)	—	2.2	(0.1)	2.6
(Gain) loss on divestitures(3)	—	(0.4)	0.5	(4.7)
Share-based incentives(4)	0.9	1.1	2.9	3.1
Other expenses(5)	1.6	1.3	7.6	5.2
Intangible amortization(8)	2.8	2.5	7.9	7.5
Income tax expense (benefit)(9)	0.7	24.4	(3.5)	26.4
Adjusted pre-tax net loss available to common stockholders(1)	$(6.2)	$(11.2)	$(25.4)	$(30.7)
Basic net loss per share	$(0.37)	$(1.31)	$(1.24)	$(2.16)
Diluted net loss per share	$(0.37)	$(1.31)	$(1.24)	$(2.16)
Adjusted basic pre-tax net loss per share(1)	$(0.19)	$(0.35)	$(0.77)	$(0.94)
Adjusted diluted pre-tax net loss per share(1)	$(0.19)	$(0.35)	$(0.77)	$(0.94)
Basic weighted average common shares outstanding	32,926,765	32,331,693	32,777,661	32,830,980
Diluted weighted average common shares outstanding	32,926,765	32,331,693	32,777,661	32,830,980

(1) Non-GAAP measure

(2) Non-recurring expenses related to corporate development, acquisition and divestiture activities, and associated legal and consulting costs

(3) One-time loss (gain) associated with the divestiture of one location of our battery shop business in New England, our Dock and Door business, and our aerial fleet rental business in Illinois

(4) Non-cash equity-based compensation expense

(5) Other non-recurring expenses inclusive of severance payments, cost redundancies, extraordinary demurrage fees, and suspended operations

(6) Expenses related to preferred stock dividend payments

(7) Interest expense associated with showroom-ready new equipment interest included in total interest expense above

ALTA EQUIPMENT GROUP INC.

EARNINGS PRESS RELEASE

(8) Incremental expense associated with the amortization of other intangible assets relating to acquisition accounting

(9) Expense (benefit) expense related to the income tax provision, including valuation allowance

Consolidated Organic Revenues

	Organic Revenues				Organic Revenues
	Three months ended September 30,		Increase (Decrease)		Nine Months Ended September 30,		Increase (Decrease)
	2026	2025	2026 versus 2025		2026	2025	2026 versus 2025
Total revenues	$417.4	$422.6	$(5.2)	(1.2)%	$1,303.4	$1,326.8	$(23.4)	(1.8)%
Acquisition and divestitures revenues	—	2.4			0.9	11.8
Organic revenues:
New and used equipment sales	204.0	209.0	(5.0)	(2.4)%	672.6	689.2	(16.6)	(2.4)%
Parts sales	76.3	75.2	1.1	1.5%	223.0	222.6	0.4	0.2%
Service revenues	64.7	66.2	(1.5)	(2.3)%	191.9	197.0	(5.1)	(2.6)%
Rental revenues	47.5	48.4	(0.9)	(1.9)%	130.8	135.1	(4.3)	(3.2)%
Rental equipment sales	24.9	21.4	3.5	16.4%	84.2	71.1	13.1	18.4%
Total organic revenues	$417.4	$420.2	$(2.8)	(0.7)%	$1,302.5	$1,315.0	$(12.5)	(1.0)%